Report of Independent
Registered Public Accounting Firm
The Committee and Participants
The Prudential Variable Contract
Account-2:

In planning and performing our audit
of the financial statements of The
Prudential Variable Contract Account-
2 (the "Account"), as of and for the
year ended December 31, 2012, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Account's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Account's
internal control over financial
reporting. Accordingly, we express no
such opinion.

Management of the Account is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
An Account's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles. An
Account's internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the
Account; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
Account are being made only in
accordance with authorizations of
management and directors of the
Account; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use, or disposition of the
Account's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Account's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Account's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the
Account?s internal control over
financial reporting and its operation,
including controls over safeguarding
securities, that we consider to be a
material weakness as defined above
as of December 31, 2012.

This report is intended solely for the
information and use of management
and the Board of Directors of the
Account and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

KPMG

New York, New York
February 22, 2013